Exhibit 23.1

SFAI MALAYSIA PLT 202206000021 (LLP0031758-LCA) & AF 002216 Chartered Accountants Level 5, Tower 7, Avenue 5, Bangsar South, No. 8, Jalan Kerinchi, 59200 Kuala Lumpur. Tel: 03- 9779 0559

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Intelligent Group Limited of our report dated April 14, 2025 relating to the financial statements, which appears in Intelligent Group Limited’s Annual Report on Form 20-F for the fiscal year ended November 30, 2024.

/s/ SFAI MALAYSIA PLT

SFAI Malaysia PLT

Malaysia

June 16, 2025